NEWS RELEASE
FOR IMMEDIATE RELEASE

RUBY TUESDAY REPORTS FIRST QUARTER FISCAL 2014 RESULTS

MARYVILLE, TN – October 9, 2013 – Ruby Tuesday, Inc. (NYSE: RT) today reported financial results for the fiscal first quarter ended September 3, 2013.

Results for the first quarter include:
•	Same-restaurant sales decreased 11.4% at Company-owned Ruby Tuesday restaurants and decreased 8.4% at domestic Ruby Tuesday franchise restaurants
•	Net loss from continuing operations of $21.9 million compared to net income from continuing operations of $3.1 million for the prior year
•	Diluted loss per share from continuing operations of $0.36 compared to diluted earnings per share from continuing operations of $0.05 for the prior year
•	Recorded $7.5 million in pre-tax impairment charges, which are non-cash, and lease reserves related to underperforming or closed Company-owned locations
•	Repurchased $12.9 million of our high yield bonds at a slight premium to par, and prepaid $9.9 million of mortgage debt
•	Maintained a cash position at the end of the first quarter of $35.9 million, compared to $65.5 million of cash on hand in the prior year
•	Opened three domestic Company-owned Lime Fresh restaurants and two franchise Lime Fresh restaurants, one of which was international
•	Closed three Ruby Tuesday Company-owned locations and two international franchise Ruby Tuesday locations

JJ Buettgen, President and CEO, commented, "The first quarter was challenging as the overall economy failed to realize any significant improvements which adversely affected us and the casual dining industry.  We are disappointed that our first quarter same-restaurant sales came in below our expectations.  However, we made progress during the quarter in our strategy to re-establish Ruby Tuesday as a fun, energetic, and broadly-appealing brand,

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October 9, 2013
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with the highlight being the August 12 launch of our new pretzel burgers and flatbreads.  These items represented the first wave of our core menu transformation and the feedback from our guests has been encouraging as these new food platforms at price points of $5.99 to $9.99 address our guests’ desire for innovation, variety, and affordability.

I remain confident in our brand transformation strategy and in our team’s ability to successfully execute our plans.  Looking ahead to the remainder of fiscal 2014, our top priorities are driving increased guest counts and profitable sales growth.  In addition, we will aggressively work to lower our cost structure and have engaged a leading enterprise improvement consulting firm to assist us with cost reduction initiatives focused in the areas of cost of goods sold and selling, general, and administrative expenses.  We are in the early stages of this initiative and plan on providing more details in our second quarter earnings release.”

Fiscal Year 2014 Outlook

As we discussed on our earnings call last quarter, as a result of a number of strategic initiatives we are implementing to reposition our brand, combined with the challenging casual dining environment, we are not providing earnings guidance for fiscal 2014.  There are, however, certain items which we would like to highlight, including the following:

•
Same-Restaurant Sales – We anticipate same-restaurant sales to be down high single digits in the second quarter with sequential improvement in the third and fourth quarter, including positive same-restaurant sales in the fourth quarter, reflecting traction from our new menu offerings and marketing campaign which were rolled out in the first quarter

•
Tax Credits – We do not anticipate recognizing a benefit from FICA Tip and Work Opportunity Tax Credits generated during fiscal 2014.  The historical income tax benefit from these tax credits has been $2.2 - $2.4 million per quarter.

•	Capital Expenditures – Estimated to be $30 - $34 million for the year, inclusive of approximately $5 million in capital initiatives to drive expense savings
•	Excess Real Estate – We expect to generate $10 - $15 million of cash proceeds from the disposition of excess real estate

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Other Items

New Revolving Credit Facility
We are in the process of finalizing a four-year $50 million new Revolving Credit Facility (“New Credit Facility”) and have received signed commitment levels in excess of $50 million from our syndicate bank group.  The New Credit Facility will provide additional covenant flexibility which is designed to enable us to make the necessary long-term investments in the business with less covenant pressure near term as we implement our brand repositioning.  We anticipate closing on the New Credit Facility by the end of our second quarter of fiscal 2014.

ABOUT RUBY TUESDAY

Ruby Tuesday, Inc. has 778 Company-owned and/or franchise Ruby Tuesday brand restaurants in 45 states, the District of Columbia, 11 foreign countries, and Guam, in addition to 29 Company-owned and/or franchise Lime Fresh brand restaurants in six states, the District of Columbia, and one foreign country.  As of September 3, 2013, we owned and operated 703 Ruby Tuesday restaurants and franchised 75 Ruby Tuesday restaurants, comprised of 33 domestic and 42 international restaurants.  We also owned and operated 21 Lime Fresh restaurants and franchised eight Lime Fresh restaurants, comprised of six domestic and two international restaurants.  Our Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets.

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Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol:  RT).
For more information, contact:

Greg Ashley, VP Finance and Treasurer
Phone:  865-379-5700

The Company will host a conference call, which will be a live web-cast, this afternoon at 5:00 p.m. Eastern Time.   The call will be available live at the following websites:

http://www.rubytuesday.com
http://www.earnings.com

Special Note Regarding Forward-Looking Information

This press release contains various forward-looking statements, which represent our expectations or beliefs concerning future events, including one or more of the following:  future financial performance and restaurant growth (both Company-owned and franchised), future capital expenditures, future borrowings and repayments of debt, availability of financing on terms attractive to the Company, compliance with financial covenants in our debt instruments, payment of dividends, stock and bond repurchases, restaurant acquisitions, and changes in senior management and in the Board of Directors.  We caution the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause our actual results to differ materially from those included in the forward-looking statements (such statements include, but are not limited to, statements relating to cost savings that we estimate may result from any programs we implement, our estimates of future capital spending and free cash flow, our targets for annual growth in same-restaurant sales and average annual sales per restaurant, and the benefits of our television marketing), including, without limitation, the following: general economic conditions; changes in promotional, couponing and advertising strategies; changes in our customers’ disposable income; consumer spending trends and habits; increased competition in the restaurant market; laws and regulations affecting labor and employee benefit costs, including further potential increases in state and federally mandated minimum wages, and healthcare reform; customers’ acceptance of changes in menu items; changes in the availability and cost of capital; potential limitations imposed by debt covenants under our revolving credit facility; mall-traffic trends; weather conditions in the regions in which Company-owned and franchised restaurants are operated; costs and availability of food and beverage inventory; our ability to attract and retain qualified managers, franchisees and team members; customers’ acceptance of our development prototypes and remodeled restaurants; impact of adoption of new accounting standards; impact of food-borne illnesses resulting from an outbreak at either one of our restaurant concepts or other competing restaurant concepts; effects of actual or threatened future terrorist attacks in the United States; and significant fluctuations in energy price

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RUBY TUESDAY, INC.

Financial Results For the First Quarter of Fiscal Year 2014
(Amounts in thousands except per share amounts)
(Unaudited)

CONDENSED STATEMENTS OF OPERATIONS
	13 Weeks		13 Weeks
	Ended		Ended
	September 3,	Percent	September 4,	Percent
	2013	of Revenue	2012	of Revenue
Revenue:
Restaurant sales and operating revenue	$ 288,092	99.5	$ 326,267	99.5
Franchise revenue	1,582	0.5	1,656	0.5
Total revenue	289,674	100.0	327,923	100.0

Operating Costs and Expenses:
(as a percent of Restaurant sales and operating revenue)
Cost of merchandise	79,938	27.7	87,863	26.9
Payroll and related costs	102,733	35.7	107,192	32.9
Other restaurant operating costs	67,534	23.4	65,854	20.2
Depreciation	14,209	4.9	15,011	4.6
(as a percent of Total revenue)
Selling, general and administrative, net	37,015	12.8	43,007	13.1
Closures and impairments, net	8,033	2.8	1,087	0.3
Total operating costs and expenses	309,462		320,014

(Loss)/Earnings From Operations	(19,788)	(6.8)	7,909	2.4

Interest expense, net	6,753	2.3	6,790	2.1

Loss on extinguishment of debt	511	0.2	-	0.0

Pre-tax (loss)/income from continuing operations	(27,052)	(9.3)	1,119	0.3
Benefit for income taxes from continuing operations	(5,153)	(1.8)	(1,955)	(0.6)
Net (loss)/income from continuing operations	(21,899)	(7.6)	3,074	0.9

Loss from discontinued operations, net of tax	(343)	(0.1)	(475)	(0.1)

Net (Loss)/Income	$ (22,242)	(7.7)	$ 2,599	0.8

Basic (Loss)/Income Per Share:
(Loss)/Income from continuing operations	$ (0.36)		$ 0.05
Loss from discontinued operations	(0.01)		(0.01)
Basic Net (Loss)/Income Per Share	$ (0.37)		$ 0.04

Diluted (Loss)/Income Per Share:
(Loss)/Income from continuing operations	$ (0.36)		$ 0.05
Loss from discontinued operations	(0.01)		(0.01)
Diluted Net (Loss)/Income Per Share	$ (0.37)		$ 0.04

Shares:
Basic	60,026		62,813
Diluted	60,026		62,956

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RUBY TUESDAY, INC.

Financial Results For the First Quarter
of Fiscal Year 2014
(Amounts in thousands)
(Unaudited)
	September 3,	June 4,
CONDENSED BALANCE SHEETS	2013	2013
Assets
Cash and Cash Equivalents	$35,853	$52,907
Accounts Receivable	4,541	4,834
Inventories	28,768	30,872
Income Tax Receivable	3,334	1,900
Deferred Income Taxes	6,164	7,296
Prepaid Rent and Other Expenses	14,097	14,180
Assets Held for Sale	8,076	9,175

Total Current Assets	100,833	121,164

Property and Equipment, Net	845,031	859,830
Other Assets	61,225	62,189

Total Assets	$1,007,089	$1,043,183

Liabilities
Current Portion of Long Term Debt, including
Capital Leases	$6,130	$8,487
Other Current Liabilities	109,812	97,145

Total Current Liabilities	115,942	105,632

Long-Term Debt, including Capital Leases	268,530	290,515
Deferred Income Taxes	4,543	5,753
Deferred Escalating Minimum Rents	47,759	46,892
Other Deferred Liabilities	72,582	77,556

Total Liabilities	509,356	526,348

Shareholders' Equity	497,733	516,835

Total Liabilities and
Shareholders' Equity	$1,007,089	$1,043,183